UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 28, 2017 (September 22, 2017)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the previously announced lease agreement assignments by Learning Tree International Limited, a company incorporated under the laws of the United Kingdom (“Learning Tree Limited”) and subsidiary of Learning Tree International, Inc. (“Learning Tree” and the “Company”), Learning Tree Limited continued to occupy and lease the ground and the basement floors in the Euston House building in London, England. In order to continue to offer instructor-led IT and Management training courses as it has for the past 18 years at the Euston House location, Learning Tree Limited is renovating these two remaining floors in the Euston House to include sufficient classrooms and support facilities (“Euston House Renovation”). The Euston House Renovation is expected to cost up to approximately £575,000.00, which amount is being financed by Learning Tree Limited by entering into lease financing agreements with separate lenders. As of the date hereof, Learning Tree Limited has entered into substantially identical lease financing agreements that are titled “Non Regulated Rental Agreements” (“Financing Agreements”) with three lenders for financing in the amounts of £100,000.00 (the “First Financing”), £100,000.00 (the “Second Financing”) and £200,000.00 (the “Third Financing”).  The First Financing, the Second Financing and the Third Financing occurred on August 24, 2017, September 12, 2017 and September 22, 2017, respectively.

The financing provided for the First Financing, the Second Financing and the Third Financing is in each case for a minimum of 36 months (the “Minimum Period”) with annual interest rates of approximately 7.5%, which resulted in monthly payments of £3,190.14, £3,190.14, and £6,380.26, respectively, plus payment of all applicable value added taxes for each financing. Under the terms of each Financing Agreement, the Minimum Period may be extended beyond the initial 36 month period at the monthly payment rate applicable to such agreement, unless written notice of cancellation is provided by Learning Tree Limited one month prior to the end of the Minimum Period. In addition, the Financing Agreement may be terminated prior to the end of the Minimum Period by providing at least one month’s prior written notice or if there occurs a default of a Financing Agreement. In the event of an early termination or a default of a Financing Agreement, a termination payment will be payable to the lender under the terms of a Financing Agreement that is comprised of (i) payment of all amounts due to the lender prior to the date of termination, plus (ii) the amount of the remaining payments for the Minimum Period less a 3% discount per year on the amount of each monthly payment; plus (iii) all other costs and expenses incurred by the lender to repossess, insure, refurbish and dispose of the equipment and materials; plus (iv) amounts to compensate the lender for losses as a result of the total loss of equipment or if such equipment is not returned in the agreed upon condition resulting in the lender being unable to sell such equipment for the full amount of its unrecovered investment in the residual value of such equipment.  A default and termination under the terms of each Financing Agreement may occur if the applicable lender provides written notice to Learning Tree Limited of such matters as: (1) a failure to timely make a monthly payment or payment of any other sum due under the Financing Agreement, (2) an untrue statement, representation, warranty or false statement has been provided to the lender; (3) failure to comply with the terms of the Financing Agreements; (4) equipment or materials are taken to settle a debt or judgment or another event happens that prejudices the lenders interest in the equipment and materials financed; (5) a bankruptcy petition or administration order is presented against Learning Tree Limited or other insolvency proceedings or liquidation occurs; or (6) a change in voting control of Learning Tree Limited or any holding party occurs.

Under the terms of each Financing Agreement for the First Financing, Second Financing and Third Financing, the equipment and other materials for the Euston House Renovation are purchased from the equipment and materials suppliers with the financing received by Learning Tree Limited from the lenders with such lenders retaining ownership of the purchased equipment and materials financed. The Financing Agreement for each of the First Financing, Second Financing and Third Financing, requires Learning Tree Limited to: (i) select the equipment and materials and make sure of their suitability for Learning Tree Limited; (ii) maintain and be responsible for such equipment and materials; (iii) keep the equipment and materials in the possession of Learning Tree Limited at the Euston House location; and (iv) insure the financed equipment. In addition, Learning Tree Limited is not permitted to transfer the benefit of any Financing Agreement or otherwise do anything that affects the rights of a lender to the equipment and materials to which their financing relates, including without limitation restricting the use of any equipment or materials as collateral or security for a future debt obligation of Learning Tree Limited or otherwise selling or disposing of such equipment.  Learning Tree Limited provides each lender with indemnification in each Financing Agreement from and against losses, damage, claims and demands that a lender may incur that arises out of the possession or use of the equipment and materials financed or such Financing Agreement, except where such losses arise from death or personal injury caused by the lender’s negligence.

Item 8.01 Other Events.

On September 28, 2017, the assignment by Learning Tree Limited of its lease agreements to i2 Office Limited for the first and second floors at Learning Tree Limited’s Euston House location that was previously announced on August 18, 2017 in a Current Report on Form 8-K became effective. As a result of the assignment of the first and second floors at the Euston House location occurring, Learning Tree Limited will receive a refund of approximately £879,000.00 for its deposits from its landlord, Laxton Properties Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 28, 2017	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)